UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2013

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 9, 2013, Chicago Board Options Exchange, Incorporated (“CBOE”), a wholly owned subsidiary of CBOE Holdings, Inc. (the “Company”), entered into Amendment No. 12 (the “Amendment”) to the License Agreement (as amended, the “Agreement”) by and between CBOE and S&P OPCO LLC (“S&P”), as successor-in-interest to Standard & Poor's Financial Services LLC, pursuant to which CBOE and its affiliate, C2 Options Exchange, Incorporated, may list for trading securities options on the S&P 500 Index, the S&P 100 Index and certain other S&P Indexes (collectively, “S&P Indexes”). The Amendment extended the term of the Agreement until December 31, 2033. The Amendment provides that the license granted to CBOE will be exclusive until December 31, 2032 with respect to the S&P 500 Index.
The Amendment also provides new pricing terms, which went into effect from the effective date of the Amendment, and additional changes in pricing terms in subsequent years. The revised pricing terms include the terms that describe the fees that CBOE agrees to pay S&P with reference to the trading on the markets of CBOE and its affiliates of securities options and futures on the CBOE Volatility Index (the “VIX Index”). The Amendment also provides each party with an option to terminate the Agreement in the event that trading in options on the S&P 500 Index fails to meet certain volume thresholds for three consecutive calendar quarters, with CBOE's option terminating upon a change in control.
The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, which the Company will file with its next periodic report. The Company's press release, dated March 13, 2013, is attached as Exhibit 99.1.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1       Press Release, dated March 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President and Chief Financial Officer

Dated: March 13, 2013

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated March 13, 2013.